UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 19, 2015

HATTERAS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Maryland	1-34030	26-1141886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

751 W. Fourth Street
Suite 400
Winston-Salem, North Carolina 27101
(Address of principal executive offices)

Registrant's telephone number, including area code:  (336) 760-9347

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

          On June 19, 2015, Wind River TRS LLC, a Delaware limited liability company and wholly-owned subsidiary of Hatteras Financial Corp. (the “Company”), entered into an interest purchase agreement to acquire Pingora Asset Management, LLC (“Pingora Management”) and Pingora Loan Servicing, LLC (“Pingora Servicing,” and together with Pingora Management, “Pingora”), a specialized asset manager focused on investing in new production performing mortgage servicing rights and servicing residential mortgage loans.

          In connection with entering into the interest purchase agreement, the Company entered into a securities purchase agreement and a master participation agreement to finance Pingora’s purchase of mortgage servicing rights related to qualifying mortgage loans that Pingora Servicing has agreed to purchase under its current flow agreements during the pendency of the transaction. Pursuant to this arrangement, the Company will receive the servicing economics related to the corresponding pools of mortgage servicing rights purchased by Pingora Servicing on a monthly basis.  The Company estimates that it will invest an average of $25-50 million in mortgage servicing rights per month through this arrangement with Pingora Servicing.

          The acquisition is subject to customary closing conditions, including requisite regulatory approvals, and is not expected to have a material effect on the Company’s net income, financial condition or liquidity. The Company expects the transaction to close in the third quarter of 2015.

Forward-Looking Statements

          This report, together with other statements and information publicly disseminated by the Company, contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Such statements include, in particular, statements about our plans, intentions, expectations, beliefs, and strategies as they relate to our business, the proposed Pingora transaction and the Company’s investments in mortgage servicing rights as described herein.  You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases.   You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results, performances or achievements. These risks and uncertainties include, but are not limited to, the failure to satisfy the conditions to closing of the proposed transaction; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Pingora; and the risk factors discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2014, as updated by the Company’s quarterly and current reports filed with the Securities and Exchange Commission.  Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HATTERAS FINANCIAL CORP.

Dated: June 24, 2015	By:	/s/	Kenneth A. Steele
Kenneth A. Steele
Chief Financial Officer, Treasurer and
Secretary